Exhibit 99 (p1)

TIFF Advisory Services, Inc.
TIFF Investment Program, Inc.

Code of Ethics

June 2004
Revised March 6, 2006, July 1, 2008, and October 1, 2009

I.Introduction  (Applies to All Covered Persons)

Purpose of the Code.  This Code of Ethics (“Code”) sets forth the policies and procedures of TIFF Advisory Services, Inc. (“TAS”), an SEC-registered investment adviser, and TIFF Investment Program, Inc. (“TIP”), a registered investment company, regarding business ethics and the use of non-public information by Covered Persons and personal trading in securities by Access Persons, as these terms are defined below.  The policies and procedures in this Code are mandatory.  They are designed to ensure that Covered Persons act in accordance with their fiduciary obligations and comply with applicable Federal Securities Laws.  This Code has been adopted by TAS under Section 204A of the Investment Advisers Act of 1940 and by TIP under Rule 17j-1 of the Investment Company Act of 1940 (“1940 Act”).  This Code also applies to TIFF Endowment Asset Management, LLC (“TEAM”), a limited liability company of which TAS is the sole member.

Each Covered Person must recognize that the interests of Members and other TAS and TEAM clients, such as participants in the TIFF Keystone Program, take precedence and that he or she must avoid any abuse of his or her positions of trust and responsibility.  Each Covered Person is expected to accept the obligations that apply to fiduciaries, to place the interests of Members and clients ahead of his or her own, and to be aware of and avoid any situation that may give rise to any actual, perceived or potential conflict of interest with a Member’s or client’s interests.  Covered Persons are required to comply with all Federal Securities Laws.  Covered Persons also are strongly encouraged to act in accordance with the TIFF Credo, which articulates certain ethical ideals applicable to TIP, TAS and TEAM.

Applicability of the Code.  The Code is applicable to directors, officers, and employees of TAS, directors and officers of TIP, and certain employees of State Street Bank & Trust Company (“SSB&T”), all of whom (other than the TIP Independent Directors) are referred to as “Covered Persons.”  Some provisions of the Code apply generally to all Covered Persons, while others apply only to those Covered Persons who are also Access Persons.  All TAS directors are both Access Persons and Covered Persons and are, therefore, subject to all provisions of the Code except for Section VII.  The TIP Independent Directors are subject only to the requirements listed in Section VII of the Code.  Others should consult the definitions of “Access Persons” and “Covered Person” to determine the provisions of the Code that apply to them.

Failure to Comply with the Code.  Each Covered Person shall be provided a copy of the Code and all amendments and each Covered Person is required to read and understand these policies and procedures and sign the certification attached as Exhibit A.  Failure to comply with these policies and procedures may result in disciplinary action by TAS, TIP or TEAM, up to and including dismissal, as well as civil and criminal liability, including legal prohibition against further employment in the securities industry.

Questions about the Code.  All questions about the interpretation or application of the Code should be addressed to the CCO or his designee.  All Covered Persons are encouraged to seek guidance from the CCO or his designee with respect to any action or transaction that a Covered Person believes may be subject to one or more provisions of this Code and to refrain from any action or transaction that might lead to the appearance of a violation of this Code.

II.	Executive Summary [Please see the relevant section of this Code for additional information and important details; DO NOT rely exclusively on the information contained in this Executive Summary.]

Prevention of Misuse of Material Non-Public Information and Treatment of Confidential Information [Section IV]

▪
Covered Persons (including all TAS officers, directors and employees) are prohibited from trading while in possession of material nonpublic information (commonly referred to as insider trading).  Covered Persons are required to confer with the CCO and to obtain clearance from the CCO before entering into any securities transaction involving material nonpublic information, including transactions in securities issued by the TIFF Investment Vehicles.

▪	Covered Persons are required to protect confidential information relating to TAS, TEAM, the TIFF Investment Vehicles, and any other TAS or TEAM clients.

Business Ethics and Conflicts of Interest [Section V]

▪	The interests of Members and clients should take priority over Covered Persons’ own interests or benefits.

▪
Covered Persons should avoid any conflict of interest, the potential for conflict, or even the appearance of such conflict.  Decisions about the best interests of Members and clients should not be compromised or appear to be compromised by one’s investments or other interests outside the scope of one’s employment.

▪
Advance approval is required before a Covered Person is permitted to accept a position as a director, officer, or advisor to another company or organization.  This requirement does not apply to Covered Persons who are not TAS employees (such as the TAS outside directors), although they must report such positions.

▪
Direct or indirect material interests or investments in any broker-dealer or other supplier of goods or services to TAS, TEAM or the TIFF Investment Vehicles from which one might materially benefit because of the relationship with TAS, TEAM or a TIFF Investment Vehicle are prohibited.

▪
Covered Persons should carefully consider whether there is any conflict of interest, the potential for conflict, or even the appearance of such conflict prior to providing substantial gifts or excessive entertainment to, or accepting substantial gifts or excessive entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle.  Such covered persons are encouraged to consult with the CCO if they have any question as to whether there is an impermissible conflict of interest.  If a Covered Person or the CCO identifies such a conflict, the Covered Person should consider whether to decline providing or accepting, as applicable, the gift or entertainment in question.

▪
TAS employees are subject to the specific terms and conditions of TAS’s written Policies and Procedures Regarding Gifts, which generally restrict TAS employees from providing substantial gifts or excessive entertainment to, or accepting substantial gifts or excessive entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle without the prior approval of the CCO.

▪
It is strictly prohibited for any Covered Person, either directly or indirectly, to offer or make any bribes, kickbacks, rebates or other payments to any company, financial institution, person or U.S. or foreign governmental official to obtain favorable treatment in receiving or maintaining business.

▪
Covered Persons must disclose promptly in writing to the CCO any relationships that (a) cause themselves or their Immediate Family Members to receive compensation of any kind from persons or organizations that TAS, TEAM or a TIFF Investment Vehicle employs or that provide services substantially similar to those furnished by TAS or TEAM or (b) could be construed potentially to affect a Covered Person’s capacity to discharge their duties in an independent and objective manner.

Personal Trading and Reporting Requirements [Section VI]

▪
Access Persons (including all TAS officers, directors and employees) are required to obtain prior written approval of the CCO or his designee for (a) the acquisition of Beneficial Ownership in any Reportable Security in an Initial Public Offering or Limited Offering (including a Limited Offering of a TIFF Investment Vehicle), (b) the acquisition of Beneficial Ownership in any shares issued by a TIP mutual fund, or (c) the disposition of Beneficial Ownership in any shares issued by a TIP mutual fund.

▪	Access Persons must disclose quarterly any personal securities transactions in Reportable Securities and new brokerage accounts (including accounts at banks that hold Reportable Securities).

▪
Access Persons must represent annually that they have been in compliance with this Code of Ethics and also must provide annually a current list of all personal holdings of Reportable Securities and brokerage accounts.

▪	Within 10 calendar days of being covered by the Code, new Access Persons are required to provide a current list of all personal holdings of Reportable Securities and all brokerage accounts.

Obligations of TIP Independent Directors [Section VII]

▪	The TIP Independent Directors are subject only to the requirements set forth in Section VII of the Code and are NOT subject to the other provisions of the Code that are summarized above.

III.      Definitions

Access Person means any officer, director, or employee of TAS,1 or any other person who provides advice on behalf of TAS and who is subject to the supervision and control of TAS.

The CCO may from time to time determine that interns for TAS and other persons who provide services to TAS, TEAM or the TIFF Investment Vehicles in a temporary or ongoing capacity should be considered Access Persons, and therefore subject to the Code, if, as part of their regular duties for TAS, TEAM or the TIFF Investment Vehicles, they:

(i) are involved in the selection of portfolio securities,

(ii) may have access to material, non-public information regarding future purchases or sales of portfolio securities for the account of, or nonpublic information regarding the portfolio holdings of, any TIFF Investment Vehicle, or

(iii) make any recommendation regarding the purchase or sale of securities for the TIFF Investment Vehicles or have access to such recommendations that are nonpublic.

All TAS officers, directors and employees are Access Persons.

Beneficial Ownership means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.  Beneficial Ownership includes accounts of a spouse, minor child, a relative sharing the same house, and any account over which the person has discretionary authority (e.g., trustee, executor, power of attorney, etc.).

1 Regardless of a person’s particular title, the terms “officer,” “director,” or “employee” include any person who occupies a similar status or who performs similar functions within the organization.

Securities owned or acquired by an institution that employs a TAS director are not deemed to be beneficially owned by that director.

CCO means the Chief Compliance Officer of TAS and TIP.

Covered SSB&T Employee means any employee or officer of SSB&T who, as part of his or her regular duties for TAS or the TIFF Investment Vehicles:

(i) is involved in the selection of portfolio securities,

(ii) has access to material, non-public information regarding future purchases or sales of portfolio securities for the account of, or nonpublic information regarding the portfolio holdings of, any TIFF Investment Vehicle, or

(iii) makes any recommendation regarding the purchase or sale of securities for the TIFF Investment Vehicles or has access to such recommendations that are nonpublic.

Notwithstanding the foregoing, if someone who otherwise meets the definition of Covered SSB&T Employee is (i) not an officer of TIP and (ii) subject to an appropriate code of ethics of SSB&T, which code and any material amendments thereto are provided to the CCO, that person is not treated as a Covered SSB&T Employee under this Code.

Covered Person means any:

(i) Covered SSB&T Employee (as defined above),

(ii) Access Person (as defined above), or

(iii) Officer or director of TIP, other than a TIP Independent Director.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

Immediate Family Member includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, sister-in-law and adoptive relationships.

Initial Public Offering (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering means a private offering of securities that is exempt from registration under section 4(2) or section 4(6) of the Securities Act of 1933 or under Rule 504, 505, or 506 (Regulation D) under that statute.

Limited Offering includes any offering of interests in a private investment fund or a private equity fund, including the TIFF Investment Vehicles (other than TIP).

Member means an investor in a TIFF Investment Vehicle.

Money Manager means an investment management firm other than TAS or TEAM which makes and implements investment decisions for one or more of the TIFF Investment Vehicles.  Money Managers include separate account managers for the TIFF Investment Vehicles and managers of commingled investment vehicles in which one or more of the TIFF Investment Vehicles invest.

Reportable Security means, for purposes of the reporting requirements of Section V of the Code, any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, except that it does not include:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3.	Shares issued by money market funds;

4.
Shares issued by registered open-end funds; provided that such funds are not advised by TAS or such funds are not exchange-traded funds whether organized as an unit investment trust or an open-end fund;

5.	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are not advised by TAS; or

6.	Municipal fund securities (i.e., interests in Section 529 college savings plans).

Reportable Securities include exchange-traded funds (ETFs) and the TIP mutual funds, as well as the other TIFF Investment Vehicles.  Reportable Securities do not include money market funds, mutual funds not advised by TAS, or interests in Section 529 college savings plans.

TIFF Investment Vehicles means the collective investment vehicles bearing the TIFF name, including those for which TAS serves as investment adviser or managing member and those for which TEAM serves as investment adviser or general partner.

TIFF Investment Vehicles include TIP and the non-registered collective investment vehicles managed by TAS or its affiliate TEAM.

TIP means the TIFF Investment Program, Inc.

TIP Independent Director means a director of TIP who is not an “interested person” of TIP as defined in Section 2(a)(19) of the 1940 Act.

IV.	Prevention of Misuse of Material Non-Public Information and Treatment of Confidential Information (Applies to all Covered Persons)

Statement of Policy. TAS prohibits any Covered Person from trading, either personally or on behalf of others, including client accounts, while in possession of material nonpublic information in violation of the law.  This conduct is commonly referred to as insider trading.  Covered Persons that gain access to any material non-public information shall not make impermissible use of such information for any direct or indirect personal benefit.  This restriction applies regardless of the source of such information and includes trading securities on the basis of such material, non-public information or advising others to trade on such basis.

Preclearance of Securities Trades Required.  Generally, it is illegal to trade in securities while in possession of material nonpublic information that might affect the value of those securities or to transmit that information to others who trade in those securities.  Covered Persons should be aware that illegal insider trading can result in significant civil and criminal penalties.  Because the law of insider trading involves a number of complex legal interpretations, TIP and TAS require every Covered Person to confer with the CCO or his designee and to obtain clearance from the CCO or his designee before entering into any securities transaction involving material nonpublic information.  The CCO or his designee will determine whether proceeding with the proposed transaction would involve substantial risks that the transactions would violate the law.  Every Covered Person must follow the procedures described below or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties, including jail sentences.  Covered Persons should note that the requirements set forth in this Section IV apply equally to transactions in securities issued by the TIFF Investment Vehicles.

Identifying Inside Information.  Before any Covered Person trades for themselves or others, including accounts managed by TAS or TEAM, in the securities of a company about which the Covered Person may have material nonpublic, or “inside information,” that Covered Person should ask following questions:

i. Is the information material?  That is, is it information that an investor would consider important in making his or her investment decision?  Is this information that would substantially affect the market price of the securities if generally disclosed?

ii. Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by, for example, being published in Reuters, Bloomberg, The Wall Street Journal, or other publications of general circulation?

Consulting the CCO.  If, after consideration of the above, the Covered Person believes that the information is material and nonpublic, or if the Covered Person has questions as to whether the information is material and nonpublic, that Covered Person should consult with the CCO or his designee to determine if the information is material and nonpublic.  If, after consulting with the CCO or his designee, it is determined that the information is material and nonpublic, the Covered Person shall not purchase or sell the securities on behalf of themselves or others, including the TIFF Investment Vehicles.  The Covered Person shall not communicate the information inside or outside TAS, other than to the CCO or his designee.

Rumor Policy.  Covered Persons should be aware that it is illegal to intentionally create or spread false rumors or information about a security or its issuer for the purpose of affecting a security’s price or manipulating the market.  Therefore, no Covered Person shall originate or, except as permitted below, circulate in any manner a false or misleading rumor about a security or its issuer for the purpose of influencing the market price of the security or otherwise manipulating the market.

Where a legitimate business reason exists for discussing a rumor (for example, where a client is seeking an explanation for an erratic share price movement which could be explained by the rumor), care should be taken to ensure that the rumor is communicated in a manner that: (a) sources the origin of the information (where possible); (b) gives it no additional credibility or embellishment; (c) makes clear that the information is believed to be a rumor; and (d) makes clear that the information has not been verified.

If asked about a rumor relating to TAS, TEAM, TIP, or another TIFF Investment Vehicle, Covered Persons generally should respond that it is our policy not to comment on market rumors or speculation.  Any exceptions to this policy should be discussed in advance with the CCO.

Protection of Confidential Information.  In addition to the restrictions set forth above regarding the use of material non-public information, Covered Persons are expected to conduct business in a manner that protects confidential information relating to TAS, TEAM, the TIFF Investment Vehicles (including portfolio holdings and information about underlying funds), Members, and any other TAS or TEAM clients.  Access Persons are prohibited from intentionally disclosing confidential information relating to TAS, TEAM, the TIFF Investment Vehicles, Members, and any other TAS or TEAM clients to outsiders (including relatives).  In addition, in order to protect any confidential information from being publicly disseminated accidentally, Access Persons should note the following guidelines:

▪
Avoid making even casual remarks that might disclose information of a confidential nature or allow the appearance of such disclosure.  This applies not only during work and in public places but also at home and in all outside social contacts.

•
Exercise caution if discussing confidential matters in public places where outsiders may be present or where unauthorized personnel could obtain confidential information that they should not have (e.g., restaurants, building lobbies, theatres, elevators, sports arenas, etc.).

•	Avoid unnecessary copying of confidential documents.

•	Exercise caution if displaying documents containing confidential information in public places (for example, working from a laptop computer on an airplane or in an airport).

•	Exercise caution if leaving documents containing confidential information in conference rooms, on desks, or in other locations where they may be seen by outsiders or otherwise unauthorized persons.

V.	Business Ethics and Conflicts of Interest (Applies to all Covered Persons)

These policies are intended to ensure that the interests of Members and clients take priority over the Covered Person’s own interests or benefits.

Covered Persons should avoid any conflict of interest, the potential for conflict, or even the appearance of such conflict.  Decisions about the best interests of Members and clients should not be compromised or appear to be compromised by one’s investments or other interests outside the scope of one’s employment.  Questions of proper business ethics and conflicts of interest are often difficult to determine and resolve.  If there is any uncertainty about a given situation, please consult the CCO before acting.

Procedures regarding Outside Activities

▪	Outside activities should not impair one’s working efficiency or responsibilities.

▪
Advance approval is required before a Covered Person is permitted to accept a position as a director, officer, or advisor to another company or organization.  TAS outside directors, Covered SSB&T Employees, or employees of SSB&T who also serve as officers of TIP or other TIFF Investment Vehicles are not required to obtain advance approval of outside officer, director, or advisory positions.  However, they are required to report such positions (see Exhibits D and E).

▪
Direct or indirect material interests or investments in any broker-dealer or other supplier of goods or services to TAS, TEAM or the TIFF Investment Vehicles from which one might materially benefit because of the relationship with TAS, TEAM or a TIFF Investment Vehicle are prohibited; however, Covered SSB&T Employees and employees of SSB&T who also serve as officers of TIFF Investment Vehicles are not prohibited from investing in the securities issued by SSB&T.

▪	Generally, one is expected to handle personal finances, tax returns, and investments in a prudent manner to avoid potential embarrassment to TAS or TIP.

▪
Covered Persons should carefully consider whether there is any conflict of interest, the potential for conflict, or even the appearance of such conflict prior to providing substantial gifts or excessive entertainment to, or accepting substantial gifts or excessive entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle.  Such covered persons are encouraged to consult with the CCO or his designee if they have any question as to whether there is an impermissible conflict of interest.  If a Covered Person or the CCO or his designee identifies such a conflict, the Covered Person should consider whether to decline providing or accepting, as applicable, the gift or entertainment in question.

▪
TAS employees are subject to the specific terms and conditions of TAS’s written Policies and Procedures Regarding Gifts, which generally restrict TAS employees from providing substantial gifts or excessive entertainment to, or accepting substantial gifts or excessive entertainment from, personnel of a Money Manager, dealer or broker, customer or vendor, or any other person or company doing or seeking to do business with TAS, TEAM or a TIFF Investment Vehicle without the prior approval of the CCO or his designee.

▪
It is strictly prohibited for any Covered Person, either directly or indirectly, to offer or make any bribes, kickbacks, rebates or other payments to any company, financial institution, person or U.S. or foreign governmental official to obtain favorable treatment in receiving or maintaining business.  Covered Persons should be aware that numerous laws prohibit bribery and other improper payments, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1) and the U.S. financial institutions bribery statute (18 U.S.C. §§ 215).  As a result, Covered Persons must receive the prior approval of the CCO or his designee before making any payments, offers or gifts of anything of value to any foreign governmental official or any financial institution representative.  For purposes of the prior sentence:  (i) “foreign governmental official” means any officer or employee of a foreign government, a public international organization, or any department or agency thereof, or any person acting in an official capacity for such government or organization, as well as any foreign political party or party official or any candidate for foreign political office;  and (ii) “financial institution representative” means an officer, director, employee, agent or attorney of a banking-related institution, including but not limited to an insured depository institution, a credit union, a depository institution holding company, and a branch or agency of a foreign bank.

▪
All Covered Persons must disclose promptly in writing to the CCO or his designee any relationships that (a) cause themselves or their Immediate Family Members to receive compensation of any kind from persons or organizations that TAS, TEAM or a TIFF Investment Vehicle employs or that provide services substantially similar to those furnished by TAS or TEAM or (b) could be construed potentially to affect a Covered Person’s capacity to discharge their duties in an independent and objective manner.

Upon receipt of disclosures furnished pursuant to the preceding section, the CCO or his designee shall take such actions as they deem necessary or appropriate under the circumstances.

VI.  Personal Trading and Reporting Requirements (Applies Only to Access Persons)

All Access Persons are subject to the following procedures pertaining to personal trading of Reportable Securities for their own accounts or for accounts in which the Access Person has Beneficial Ownership.

Procedures

Pre-Approval Required for Purchases of Securities in a Limited Offering or an Initial Public Offering

Access Persons must obtain prior written approval (see Exhibit C) of the CCO or his designee for the acquisition of Beneficial Ownership in any Reportable Security in an Initial Public Offering or Limited Offering (including a Limited Offering of a TIFF Investment Vehicle).  The Access Person may submit a request for approval that provides the proposed transaction date, name and description of the Reportable Security, number of shares or amount of transaction, transaction type (purchase or other type of acquisition), and any additional information that is relevant to the transaction.  If the Access Person making the request is a member of TAS’s investment staff, he or she must also indicate whether the Reportable Security was made available to the TIFF Investment Vehicles and, if so, what decision TAS made regarding that Reportable Security.  The Access Person may be required to represent to the CCO or his designee that the Reportable Security is not being offered to him or her with an expectation of favored treatment from TAS or the TIFF Investment Vehicles.

With respect to Limited Offerings by private equity fund issuers (including TIFF Investment Vehicles) or similarly structured investment vehicles that may be subject to capital calls or draw downs, Access Persons are required to obtain written approval of the CCO or his designee for the full amount of their commitment to each such issuer prior to committing any money to such issuer.  Access Persons are not, however, required to obtain prior written approval for each transfer of money made in response to capital calls or draw downs exercised by such a private equity fund issuer pursuant to such issuer’s legal right to call a portion of the money which has been committed by such Access Persons to such issuer.

Pre-Approval Required for Purchases and Redemptions of TIP Shares

Access Persons must obtain prior written approval (see Exhibit C) of the CCO or his designee for the acquisition or redemption or other disposition of Beneficial Ownership in any shares issued by a TIP mutual fund.  The Access Person may submit a request for approval that provides the proposed transaction date, number of shares or amount of transaction, transaction type, and any additional information that is relevant to the transaction.   Prior written approval is required for subsequent purchases as well as initial purchases of shares issued by a TIP mutual fund.  Access Persons are not, however, required to obtain prior written approval for:  (a) redemptions of shares of a TIP mutual fund that are effected solely in order to fund capital calls or draw downs exercised by other TIFF Investment Vehicles in which such Access Persons are invested, when such redemptions are effected pursuant to powers of attorney or standing instructions previously received from such Access Persons; or (b) purchases of shares of a TIP mutual fund that are effected solely in order to invest distribution proceeds received from other TIFF Investment Vehicles in which such Access Persons are invested, when such purchases are effected pursuant to powers of attorney or standing instructions previously received from such Access Persons,

General Criteria Used in Determining Pre-Approval

The CCO or his designee will respond as quickly as practicable to requests for pre-approval of transactions.

With respect to the acquisition of Beneficial Ownership in any Reportable Security in an Initial Public Offering or Limited Offering, approval will be based on the determination that the transaction does not present, or can be structured to avoid, a material conflict of interest between the Access Person, on the one hand, and Members and TAS’s or TEAM’s clients, on the other hand.  In considering whether there is a material conflict, the CCO or his designee will consider, among other things, whether a TIFF Investment Vehicle is planning to invest in the Reportable Security, whether the investment opportunity was facilitated by the Access Person, and whether the investment opportunity is size-constrained.2

With respect to the purchase or redemption of shares issued by a TIP mutual fund, approval will be based on the determination that the transaction does not present, or can be structured to avoid, a material conflict of interest between the Access Person, on the one hand, and Members and TAS’s clients, on the other hand.  In addition, approval will not be granted if the CCO or his designee determines that the Access Person is purchasing or redeeming shares issued by a TIP mutual fund based upon his or her possession of material nonpublic information that could reasonably be expected to positively impact the value of the shares issued by such TIP mutual fund.

Reporting Requirements

All Access Persons are subject to the following procedures pertaining to reporting for accounts in which the Access Person has Beneficial Ownership of a Reportable Security.

▪
Each Access Person must disclose on a quarterly disclosure form (see Exhibit D) any personal securities transactions in Reportable Securities and new brokerage accounts (including accounts at banks that hold Reportable Securities).  These reports are due 30 days following the end of the calendar quarter.

▪
Each Access Person must represent annually (see Exhibit B) that he or she has been in compliance with this Code of Ethics and also must provide annually (see Exhibit E) a current list of all personal holdings of Reportable Securities and brokerage accounts that is current as of a date no more than 45 days before the report is submitted.

▪
Within 10 calendar days of being covered by this Code, new Access Persons are required to provide a current list of all personal holdings of Reportable Securities and all brokerage accounts to establish a current record with TAS (see Exhibit E).  The report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

Exempt Transactions

The Code’s reporting requirements do not apply to the following transactions:

2
Because TIFF Investment Vehicles do not typically invest in Initial Public Offerings, these issues are most likely to arise in connection with Limited Offerings in hedge funds, and other private fund offerings in which a TIFF Investment Vehicle may seek to invest.

▪
transactions over which the Access Person has no direct or indirect influence or control (e.g., corporate actions, dividend reinvestment plans, blind trusts, etc.) or in an account held by the employee which is managed on a discretionary basis by a person other than the Access Person and over which the Access Person does not have the legal right to influence or control the transactions;

▪	transactions that are not voluntary on the part of the Access Person (e.g., bond calls, stock splits, spin-offs);

▪
purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that these rights were acquired from the issuer, and the sale of such rights;

▪	purchases that are part of an automatic investment plan; and

▪	other similar circumstances as determined by the CCO or his designee.

VII.	Obligations of TIP Independent Directors

TIP Independent Directors are subject only to the requirements set forth in this Section VII of the Code and are NOT subject to the other provisions of the Code.

Material Non-Public Information.  To the extent that a TIP Independent Director should learn of any material non-public information, that director should conduct himself or herself in accordance with the terms of Section IV of this Code.

Conduct of TIP Independent Directors.  A TIP Independent Director shall not:

▪	use any scheme to defraud TAS or the TIFF Investment Vehicles;

▪	do anything that would have the effect of defrauding or deceiving TAS or the TIFF Investment Vehicles;

▪	falsely state a material fact to TAS or the TIFF Investment Vehicles;

▪	omit to state a material fact to TAS or the TIFF Investment Vehicles if the fact is necessary to ensure that any statements are not misleading, in light of the circumstances; or

▪	engage in any manipulative practice with respect to TAS or the TIFF Investment Vehicles.

Reporting Requirements.  If, during the 15-day period immediately before or after a transaction in a Reportable Security by a TIP Independent Director, that Director knows or, in the ordinary course of fulfilling his or her official duties as a director, should have known that a TIFF Investment Vehicle purchased or sold or considered purchasing or selling the same Reportable Security, the director shall be required to prepare and file with the CCO or his designee a transaction report in accordance with Exhibit D of this Code.

VIII.	Administration and Recordkeeping (Applies to All Covered Persons)

Administration

The CCO and his designee shall be responsible for administering this Code and shall take all steps necessary to implement the provisions of the Code, including the following:

•	maintaining a list of Access Persons;

•	reviewing reports filed under the Code, determining whether required reports have been filed, and obtaining copies of any overdue reports that have not yet been filed;

•
determining whether the conduct of a Covered Person has violated any provision of the Code and, after consultation with other members of management as necessary, deciding on the appropriate action to be taken to respond to violations; and

•
preparing and providing at least annually to the directors of TAS and TIP a written report describing issues arising under this Code since the previous report to the directors, including information about material violations of this Code and remedial actions taken and sanctions imposed in response to those violations.

Reporting of Violations

Any Access Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO.  Access Persons may make these reports anonymously and no adverse action shall be taken against an Access Person making such a report in good faith.

Recordkeeping

The CCO and his designee shall preserve in an easily accessible place for five years:

▪	this Code and any prior version;

▪	a list of persons who were required to make reports pursuant to this Code and any prior version;

▪	a copy of each report made pursuant to this Code;

▪	a record of any violation of this Code and any action taken thereon; and

▪	a record of any decision and, if applicable, the reasons supporting the decision, to approve the acquisition by an Access Person of IPO or Limited Offering securities under Section VI of this Code.

The CCO and his designee will maintain TAS employee trading records.  The records will be accessible only to the individual, the CCO and his designee, the general counsel, and applicable regulatory agencies, as well as any other person reasonably determined by the CCO or the general counsel as necessary or appropriate to have access for a particular purpose.  All reports of securities transactions and any other information filed pursuant to the Code of Ethics will be treated as confidential information to the extent permitted by law.  Records will be maintained for six years, the first two years in an easily accessible place.

Exhibit A

Certificate of Receipt

I,__________________, certify that I have received and reviewed a copy of the Code of Ethics of TAS and TIP and that I understand its requirements and agree to be bound by its terms.

Date	Signature

Exhibit B

Annual Compliance Certificate

I,_____________________, certify that I have received and read a copy of the Code of Ethics of TAS and TIP and agree to be bound by the Code.  I further certify that no breach of this Code involving me has occurred or is occurring and understand that any breach of the Code may be grounds for immediate dismissal for cause.  I also certify that I have met the reporting requirements of the Code.

Date	Signature

Exhibit C

Proposed Transactions Subject to Pre-Approval

Access Person

Security Name

Security Description

Transaction Date

Transaction Amount

Transaction Type	___ Purchase	___ Other Type of Acquisition
(Limited Offering/IPO Only)

Transaction Type	___ Purchase	___ Redemption
(TIP Mutual Fund)

Offered to TAS*	___ Yes	___ No

Describe TAS’
Decision*

Other Relevant Information

Access Person Signature

Date Submitted

TAS Approval

Date Approved

* Applicable only to limited offerings/IPOs and only if person submitting pre-approval request is a member of TAS’s investment staff.

Exhibit D

Quarterly Summary of Transactions,
Brokerage Accounts, and Outside Activities

Access Person	Quarter Ending

Personal Investments in Reportable Securities
(include exchange-traded funds and the TIP mutual funds; do not include non-TIP mutual funds or interests in Section 529 college savings plans)

Transaction	Purchase	Security	Number	Price
Date	or Sale	Description	of Shares/	per Share	Broker/Bank
(incl. CUSIP or Symbol)* Principal Amount
__________	_________	________________	__________	_________	___________
__________	_________	________________	__________	_________	___________
__________	_________	________________	__________	_________	___________

* Include interest rate and maturity date, if applicable.

___	I did not engage in any purchases, sales, or other transactions during this quarter other than Exempt Transactions or transactions not involving Reportable Securities, each as defined in the Code.

Limited Offerings and IPO Securities

___	I maintain no investments in Limited Offerings or IPOs.
___	I maintain only Limited Offering or IPO investments that were reported prior to this quarter.

___
I invested in the following Limited Offerings and IPOs during this quarter (prior approval required for new Limited Offerings and IPOs; prior written approval not required for each transfer of money made in response to capital calls exercised by the issuer of the Limited Offering securities so long as the Access Person previously has obtained prior written approval for the full commitment amount):

Brokerage Accounts

__I established the following brokerage or bank accounts in which any securities are held for my beneficial ownership during the quarter:

Broker/Dealer/Bank Name	Account Number	Date Established

________________________	_________________	___________________
_________________________	_________________	___________________

Outside Business Activities

___	I am not engaged in any outside business activities that are required to be approved or reported under the Code.
___
I am a partner, officer or adviser to an entity other than TAS or TIP only to the extent such  activities have been previously approved or, if approval is not required under the Code, have been previously reported or are reported below.

Report of Outside Officer, Director or Advisor Positions Not Previously Reported:

Name of Entity or Organization	Title	Date of Appointment

Access Persons Signature	__________________________	Date _____________
TAS Approval	__________________________	Date _____________

Exhibit E

Reporting Requirements:  Personal Holdings, Brokerage Accounts,
and Outside Officer, Director or Advisor Positions

Access Person______________________________________________

Please fill out the requested information below.  The information must be current as of a date no more than 45 days prior to (i) the date you became an Access Person (for initial holdings reports) or (ii) the date you submit this report (for annual holdings reports).  Rather than filling out the requested information in parts A and B below, you may attach a current brokerage statement or statements provided that such statement(s) include all of the information that is requested in parts A and B below.

A.  Brokerage Accounts

I maintain the following brokerage or bank accounts in which any securities are held for my beneficial ownership:

Broker/Dealer/Bank Name	Account Number

_________________________	_________________
_________________________	_________________
_________________________	_________________

Attach an additional sheet if necessary. Please include the above information.

B.  Investments in Reportable Securities
(include exchange-traded funds and the TIP mutual funds; do not include non-TIP mutual funds or interests in Section 529 college savings plans)

I have direct or indirect beneficial ownership of the following Reportable Securities:

Security	Number
Description	of Shares/
(incl. CUSIP or Symbol)	* Principal Amount
_____________	_________
______________	_________
______________	_________
_____________	_________
_____________	_________
*Include interest rate and maturity date, if applicable.

Attach an additional sheet if necessary.  Please include the above information.

Report of Outside Officer, Director or Advisor Positions:

Name of Entity or Organization	Title	Date of Appointment
__________________________	________________	_________________
__________________________	________________	_________________

Access Persons Signature____________________________________	Date	____________________________